UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2021

SEACHANGE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1703
PMB 73480
Boston, MA 02115
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

On December 22, 2021, SeaChange International, Inc., a Delaware corporation (the “SeaChange”), and Triller Hold Co LLC, a Delaware limited liability company (“Triller”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Triller will be merged with and into SeaChange, and the separate existence of Triller shall cease, with SeaChange continuing as the surviving corporation (the “Merger”). Upon the closing of the Merger, the name of the combined company (the “Post-Merger Company”) will be changed to “TrillerVerz Corp.”

Pursuant and subject to the terms and conditions of the Merger Agreement, in addition to other contemplated transactions, (i) the parties anticipate that Triller will conduct an offering of convertible notes prior to the closing in an amount in excess of $100 million (the “Triller Convertible Notes”), and (ii) the charter of the Post-Merger Company will provide for two classes of common stock, consisting of Class A common stock (“Buyer Class A Common Stock”) and Class B common stock (which Class B common stock is anticipated to provide for super-voting rights to provide its holders 76% or more of the total voting rights) (“Buyer Class B Common Stock”).

The stockholders of SeaChange will have the right to elect to receive either (i) their pro rata portion of $25 million cash consideration along with their pro rata portion of an aggregate $75 million in principal of notes (the “Notes Consideration”) to be issued by the Post-Merger Company to the holders of SeaChange common stock (such cash and notes consideration, the “Cash/Notes Consideration”) or (ii) a number of shares of Buyer Class A Common Stock (the “Stock Consideration”), in an amount equal to that which such holder would have received if such SeaChange stockholder had purchased the Triller Convertible Notes in an aggregate amount equal to its pro rata portion of the Cash/Notes Consideration and then converted such Triller Convertible Notes at the conversion price at which such Triller Convertible Notes were issued and then participated pro-rata along with the Triller holders in the proposed Merger. Assuming that (i) all holders of SeaChange common stock elect the Stock Consideration and (ii) that Triller issues $250 million of Triller Convertible Notes which convert in connection with the proposed Merger at an agreed discount of 20% to an assumed $5 billion Triller valuation, the stockholders of SeaChange would own approximately 2.3% of the Post-Merger Company and the holders of Triller would hold approximately 97.7% of the Post-Merger Company. If all stockholders of SeaChange elected to receive the Cash/Notes Consideration, such stockholders would have no equity interest in the Post-Merger Company, and the Triller holders would collectively own 100% of the Post-Merger Company. For SeaChange stockholders that elect the Cash/Notes Consideration, each would receive their pro rata portion of such Cash/Notes Consideration which would then also reduce the resulting SeaChange stockholders’ ownership percentages by taking into account the payment of the Cash/Notes Consideration and related reduction in the Stock Consideration. The notes (the “Merger Consideration Notes”) to be issued to SeaChange stockholders who elect the Cash/Notes Consideration are payable on the one-year anniversary of issuance, bear interest at a rate of 5% per annum and, in the event an agreed fairness opinion is obtained by SeaChange in accordance with the provisions of the Merger Agreement, will be automatically converted into Buyer Class A Common Stock at such time as the market capitalization of the Post-Merger Company equals or exceeds $6 billion for ten consecutive trading days into 80% of the same number of shares of Buyer Class A Common Stock which the SeaChange stockholder would have received if instead of electing the Cash/Notes Consideration such SeaChange stockholder had elected the Stock Consideration for the portion of the Cash/Notes Consideration attributable to the principal amount of the Notes Consideration. If the fairness opinion is not obtained, the Merger Consideration Notes will not be automatically convertible, but in any case, the holders of the Merger Consideration Notes will have the option to convert into Buyer Class A Common Stock if the Post-Merger Company exercises its optional redemption right, which it may do at any time, in whole or in part, on the same terms set forth above. The holders of the Merger Consideration Notes will have recourse against the Post-Merger Company and its assets only to the extent of the Post-Merger Company’s interest in certain of its subsidiaries (who will also provide guarantees of the Merger Consideration Notes). The existing subsidiaries of SeaChange prior to the proposed Merger are also anticipated to provide a first lien security interest on their assets securing the Merger Consideration Notes. The Merger Consideration Notes will have limited covenants.

At the effective time of the Merger, each Triller Class A Common Unit and Triller Class B Common Unit outstanding immediately prior to the effective time of the Merger will automatically convert into the right to receive shares of Buyer Class A Common Stock in the amount equal to the Class A/B Exchange Ratio (as such term is defined in the Merger Agreement), and each Triller Class C Common Unit outstanding immediately prior to the effective time of the Merger will automatically convert into the right to receive shares of Buyer Class B Common Stock, in an amount equal to the Class C Exchange Ratio (as such term is defined in the Merger Agreement).

Shares of Buyer Class A Common Stock to be issued in the Merger are expected to be listed on the NASDAQ Stock Exchange (“Nasdaq”) under the ticker symbol “ILLR”. No fractional shares of Buyer Class A Common Stock and Buyer Class B Common Stock will be issued in the Merger, and holders of shares of SeaChange common stock will receive cash in lieu of any such fractional shares. SeaChange stock options and other equity awards will generally, upon completion of the Merger, be converted into Buyer Class A Common Stock. Triller stock options and other equity awards will generally, upon completion of the Merger, be converted into stock options and equity awards with respect to Buyer Class A Common Stock based on the Class A/B Exchange Ratio.

The Merger Agreement provides that, upon the closing of the Merger, the board of directors of the Post-Merger Company will be composed of seven members, with all members to be designated by Triller. Upon completion of the Merger, all executive officers of the Post-Merger Company will be appointed by Triller, in each case to serve in such positions until successors are duly elected or appointed.

The respective boards of directors of SeaChange and Triller have approved the Merger Agreement, and have agreed to recommend that SeaChange’s stockholders and Triller’s unitholders, respectively, adopt the Merger Agreement.

Consummation of the Merger is subject to customary closing conditions, including approvals by SeaChange’s stockholders and Triller’s unitholders, the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of certain filings with the Securities and Exchange Commission (the “SEC”), the Buyer Class A Common Stock to be issued in the Merger being approved for listing on Nasdaq and SeaChange and Triller having specified levels of working capital.

The Merger is intended to qualify as (i) a tax-free contribution pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) a distribution in redemption of stock pursuant to Sections 302(a) and 302(b) of the Code; and (iii) a reorganization pursuant to Section 368(a)(1)(E) of the Code.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the conduct of their respective businesses and the use of commercially reasonable efforts to cause the conditions to the Merger to be satisfied.

Neither SeaChange nor Triller is permitted to solicit, initiate or knowingly encourage or induce any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to a party’s stockholders or unitholders, as applicable, approving the transactions, including the Merger, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal. SeaChange’s board of directors may change its recommendation to its stockholders (subject to Triller’s right to terminate the Merger Agreement following such change in recommendation by the SeaChange board of directors) in response to a superior proposal or an intervening event if the board of directors determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the exercise of the directors’ fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both SeaChange and Triller. Upon termination of the Merger Agreement, under certain specified circumstances, (i) SeaChange may be required to pay a termination fee of $4 million to Triller, (ii) Triller may be required to pay a termination fee of $4 million to SeaChange, (iii) SeaChange may be required to reimburse Triller for expenses of up to between $750,000,000 and $1,500,000 and (iv) Triller may be required to reimburse SeaChange for expenses of up to $750,000.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K solely to provide SeaChange’s stockholders with information regarding its terms and not for the purpose of providing any other factual information about SeaChange, Triller or each of their respective subsidiaries and affiliates. The Merger Agreement contains representations, warranties and covenants by each of the parties to the Merger Agreement. These representations, warranties and covenants were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SeaChange or Triller.

Immediately prior to the execution of the Merger Agreement, SeaChange entered into an amendment (the “Amendment”) to the Tax Benefits Preservation Plan, dated as of March 4, 2019 (the “Rights Agreement”), by and between the SeaChange and Computershare Inc., as rights agent. Pursuant to the Amendment, in connection with the Merger Agreement, Triller and its affiliates and associates will not be deemed an “Acquiring Person” under the Rights Agreement.

The foregoing description of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above of this Current Report on Form 8-K regarding the Amendment is incorporated into this Item 3.03 by reference.

Item 7.01.	Regulation FD Disclosure.

Management of SeaChange and Triller will host an investor webcast to be announced shortly, regarding the proposed Merger. A detailed investor presentation will accompany the webcast and will be available on the SeaChange website. On December 22, 2021, SeaChange and Triller issued a joint press release announcing the entry into the Merger Agreement with an investor presentation attached to the press release. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 (including the information in Exhibit 99.1 attached hereto) is being furnished to the SEC and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication, in addition to historical information, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “assuming,” “expects,” “intends,” “will,” “should,” “may,” “could,” “plan” and the negative of such terms and variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect SeaChange’s and Triller’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the proposed Merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed Merger, the amount, timing, terms or ultimate issuance of the Triller Convertible Notes, the expected ownership of the Post-Merger Company, the expected trading value of the Post-Merger Company’s shares of common stock, the expected timing and likelihood of completion of the Merger, the expected value of Triller and of the Post-Merger Company and opportunities relating to or resulting from the Merger), and statements regarding the nature and commercial success of Triller and the Post-Merger Company, commercialization and marketing capabilities and strategy of Triller and the Post-Merger Company, developments and projections relating to the industry, the parties’ ability to protect their intellectual property positions, plans, objectives, expectations and intentions of Triller and the Post-Merger Company and the effects of having shares of capital stock traded on Nasdaq. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation: risks relating to the completion of the Merger, including the need for stockholder approval, the satisfaction of closing conditions and the timing to consummate the proposed Merger; the completion, amount and the terms of the offering of the Triller Convertible Notes and the obtaining of any contemplated fairness opinion by SeaChange; the ability of SeaChange to remain listed on Nasdaq; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; the risk that the businesses will not be integrated successfully; the risk of litigation related to the proposed Merger; the success and timing of regulatory submissions; regulatory requirements or developments; and other factors discussed in the “Risk Factors” section of SeaChange’s most recent Annual Report on Form 10-K, subsequent quarterly reports and in other filings SeaChange makes with the SEC from time to time. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither SeaChange nor Triller undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information About the Merger and Where To Find It

SeaChange intends to file with the SEC a Registration Statement on Form S-4, that will include a proxy statement/prospectus of SeaChange, in connection with the Merger and will mail a definitive proxy statement/prospectus and other relevant documents to SeaChange’s stockholders. SeaChange’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, the definitive proxy statement/prospectus and the other relevant documents filed with the SEC in connection with SeaChange’s solicitation of proxies for its stockholders’ special meeting to be held to approve the transactions because the proxy statement/prospectus will contain important information about SeaChange, Triller, and the Merger. The definitive proxy statement/prospectus will be mailed to stockholders of SeaChange as of a record date to be established for voting on the Merger. Investors may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by SeaChange with the SEC at the SEC’s website at www.sec.gov. Stockholders of SeaChange will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: SeaChange International, Inc., 177 Huntington Avenue, Suite 1703 #73480, Boston, Massachusetts 02115-3135, Attention: Elaine Martel, Corporate Secretary.

Participants in Solicitation

SeaChange, Triller, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of SeaChange and the unitholders of Triller in connection with the proposed transaction. Information about the directors and executive officers of SeaChange is set forth in its definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on May 28, 2021. Additional information regarding the participants in the proxy solicitation, including Triller’s directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in proxy statement/prospectus and other relevant materials filed with the SEC regarding the Merger when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to SeaChange as described above under “Additional Information About the Merger and Where to Find It.”

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is attached to this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 22, 2021, by and between SeaChange International, Inc. and Triller Hold Co LLC.*

4.1	Amendment No. 3, dated as of December 22, 2021, by and between SeaChange International, Inc. and Computershare Inc., as Rights Agent.

99.1	Joint press release issued by SeaChange International, Inc. and Triller Hold Co LLC, dated December 22, 2021, including an investor presentation.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

*

The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	by:	/s/ MICHAEL D. PRINN
Michael D. Prinn
Dated: December 22, 2021		Chief Financial Officer, Senior Vice President and Treasurer